Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material
amendments
to the registrants charter

Nuveen Investment Trust II
333-33607
811-8333

On March 17, 2006, under Conformed
Submission
485APOS, accession number,
0001193125-06-058059,
a copy of the Amended Designation
of Series of
Shares of Beneficial Interest dated
February 20, 2006,
considered to be an amendment to
the Declaration of Trust of
the above-referenced trust, was filed
with
the SEC as exhibit 99.A.6 to the
Registration Statement
and is herein incorporated by
reference
as an exhibit to the Sub-Item 77Q1(a)
of Form N-SAR.